CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the use of our report dated October 31, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 67.



                           /s/ Arthur Andersen LLP
                               ARTHUR ANDERSEN LLP


Cincinnati, Ohio,
 December 30, 1997